UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California		94303

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

     Effective at 12:01 a.m., Pacific Time, on October 1, 2007, Greater Bay Bancorp (“Greater Bay”) merged with a subsidiary of Wells Fargo & Company (“Wells Fargo”), with Greater Bay surviving the merger as a wholly owned subsidiary of Wells Fargo. As a result of the merger, each share of Greater Bay common stock outstanding at the time of the merger was converted into the right to receive 0.7867 of a share of Wells Fargo common stock in accordance with the terms of the Agreement and Plan of Reorganization, dated as of May 4, 2007, as amended, by and between Greater Bay and Wells Fargo.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: October 1, 2007	By: /s/ Linda M. Iannone
Linda M. Iannone
Executive Vice President
and General Counsel